Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-271135, 333-268395, 333-251235, and 333-185154 on Form S-8, Registration Statements Nos. 333-268964 and 333-252519 on Form S-3 and Registration Statement No. 333-270159 on Form S-4 of our reports dated November 17, 2023, relating to the consolidated financial statements of WaFd, Inc., and the effectiveness of WaFd, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of WaFd, Inc. for the year ended September 30, 2023.
Seattle, Washington
November 17, 2023